EXHIBIT 99
                    Joint Filer Information (cont.)


Designated Filer:              BLUM CAPITAL PARTNERS, L.P.
Statement for Month/Day/Year:  July 8, 2005
Issuer & Symbol:               ITT Educational Services, Inc. (ESI)
Address of each Reporting Person for this Form 4:
    909 Montgomery Street, Suite 400, San Francisco, CA  94133
Relationship to Issuer of each Reporting Person:  10% Owner


BLUM STRATEGIC GP II, L.L.C.     BLUM STRATEGIC PARTNERS II, L.P.
                                 By:  BLUM STRATEGIC GP II, L.L.C.,
                                       its general partner


By:  /s/ Gregory D. Hitchan      By:  /s/ Gregory D. Hitchan
   ----------------------          --------------------------------
   Gregory D. Hitchan,            Gregory D. Hitchan,
   Member and General Counsel     Member and General Counsel



BLUM STRATEGIC PARTNERS II GMBH & CO. KG
By:  BLUM STRATEGIC GP II, L.L.C.,
      its managing limited partner


By:  /s/ Gregory D. Hitchan
     ----------------------------
     Gregory D. Hitchan, Member and General Counsel



BLUM STRATEGIC GP III, L.L.C.    BLUM STRATEGIC PARTNERS III, L.P.
                                 By:  BLUM STRATEGIC GP III, L.P.,
                                       its general partner
                                 By:  BLUM STRATEGIC GP III, L.L.C.,
                                       its general partner


By:  /s/ Gregory D. Hitchan      By:  /s/ Gregory D. Hitchan
   -------------------------       --------------------------------
   Gregory D. Hitchan,            Gregory D. Hitchan,
   Member and General Counsel     Member and General Counsel